UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 1, 2025

Brown-Forman Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-00123	61-0143150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway,	Louisville,	Kentucky	40210
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (voting), $0.15 par value	BFA	New York Stock Exchange
Class B Common Stock (nonvoting), $0.15 par value	BFB	New York Stock Exchange
1.200% Notes due 2026	BF26	New York Stock Exchange
2.600% Notes due 2028	BF28	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Brown-Forman Corporation (the “Company”) entered into a Second Amended and Restated Five-Year Credit Agreement dated as of May 26, 2023 (as amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among Brown-Forman Corporation (“the Company”), the other Borrowing Subsidiaries from time to time party thereto (the Company and the Borrowing Subsidiaries being collectively called the “Borrowers”), the Lenders from time to time party thereto and U.S. Bank National Association, as Administrative Agent; Bank of America, N.A., Barclays Bank PLC, Citibank, N.A, and JPMorgan Chase Bank, N.A., as co-Syndication Agents; The Bank of Nova Scotia, as Documentation Agent; U.S. Bank National Association, BofA Securities, Inc., Barclays Bank PLC, Citibank, N.A., and JPMorgan Chase Bank, N.A, as Joint Lead Arrangers and Joint Bookrunners. The Credit Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-00123) filed with the Securities and Exchange Commission on May 30, 2023.

The Credit Agreement was originally due to expire no later than May 26, 2028. Effective April 1, 2025, the lenders agreed to the Company’s request to extend the Credit Agreement for one additional year pursuant to the terms of the Credit Agreement. The Credit Agreement is now scheduled to terminate on May 26, 2029. All other terms and conditions of the Credit Agreement remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN-FORMAN CORPORATION
(Registrant)

Date: April 3, 2025	/s/ Michael E. Carr, Jr.
Michael E. Carr, Jr.
Executive Vice President, General Counsel and Corporate Secretary